UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2010

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2010, we through G&E HC REIT II Highlands Ranch Medical Pavilion, LLC, our wholly owned subsidiary, or the Buyer, entered into a purchase and sale agreement, or the Purchase Agreement, with Highlands Ranch Medical Pavilion, LLC, an unaffiliated third party, or the Seller, for the purchase of the Highlands Ranch Medical Pavilion, located in Highlands Ranch, Colorado, or the Highlands Ranch property, for a purchase price of $8,400,000, plus closing costs.

The material terms of the Purchase Agreement include: (i) a due diligence period of 30 days from the effective date of the Purchase Agreement; (ii) an initial deposit of $250,000 due within three business days after the effective date of the Purchase Agreement, which shall be applied to the purchase price and is non-refundable after the end of the due diligence period except in limited circumstances; and (iii) a closing date that shall occur on the later of 30 days following the expiration of the due diligence period, or 15 days after receipt by both parties of lender approval for the loan assumption; provided, however, unless extended by the Buyer pursuant to the Purchase Agreement, the closing date shall occur no later than 60 days after the expiration of the due diligence period. The Purchase Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements. We intend to finance the purchase of the property through a loan assumption of Seller’s current loan on the property which presently has an unpaid principal balance of approximately $4,480,000 with an interest rate of 5.88% per annum and the remaining balance from funds raised through our initial public offering. We also anticipate paying an acquisition fee of 2.75% of the purchase price to our advisor. The closing is expected to occur during the first quarter of 2010; however, no assurance can be provided that we will be able to purchase the property in the anticipated timeframe, or at all.

The material terms of the Purchase Agreement regarding the purchase of the Highlands Ranch property are qualified in their entirety by the agreements attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 28, 2010, we issued a press release announcing the entry into the Purchase Agreement for the purchase of the Highlands Ranch property. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Purchase and Sale Agreement between G&E HC REIT II Highlands Ranch Medical Pavilion, LLC and Highlands Ranch Medical Pavilion, LLC, dated January 26, 2010.

99.1 Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated January 28, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

January 28, 2010	By:	/s/ Shannon K S Johnson

Name: Shannon K S Johnson
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement between G&E HC REIT II Highlands Ranch Medical Pavilion, LLC and Highlands Ranch Medical Pavilion, LLC, dated January 26, 2010
99.1	Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated January 28, 2010